Exhibit 10.92
FORM OF AWARD LETTER REGARDING
SHORT-TERM INCENTIVE CASH BONUS OPPORTUNITY UNDER THE 2007 EXECUTIVE INCENTIVE PLAN
[Date]

Dear                     :
RE: Short-term Incentive Cash Bonus Opportunity for [Performance Period]
We are pleased to inform you that Chromcraft Revington, Inc. (Company) has granted you an award of a short-term incentive cash bonus opportunity under the 2007 Executive Incentive Plan (Plan) for our fiscal year ending December 31,_____ subject to the terms and conditions set forth in this letter and the attachment as well as in the Plan.
The attachment to this letter sets forth the performance measure, performance targets, award rates and certain other terms and conditions of the award opportunity.
This letter is not an agreement or commitment of the Company to continue your employment, and you will continue to be an employee-at-will of the Company, unless the Company and you are parties to an employment agreement in which case your employment is subject to and governed by the employment agreement.
If you have any questions, please do not hesitate to contact me. We look forward to your involvement toward achieving our goals for [Performance Period].

Very truly yours,

Ronald H. Butler
Chairman and Chief Executive Officer